SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Methode Electronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-2090085
(State of incorporation)	(I.R.S. Employer
Identification Number)

7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald W. Duda
President and Chief Executive Officer
Methode Electronics, Inc.
7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James W. Ashley, Jr.
Lord, Bissell & Brook LLP
115 South LaSalle Street
Chicago, Illinois 60603
(312) 443-0700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE
		Proposed maximum	Proposed maximum	Amount of
Title of each class of securities to be	Amount to be	offering price per	aggregate offering	registration
registered	registered(1)	share(2)	price (2)	fee
Common Stock, $0.50 par value	623,526	$12.125	$7,560,253	$890

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares of common stock that may be issued as a result of stock splits, stock dividends or similar events.

(2)	Calculated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices for the Common Stock on March 31, 2005 as reported on the Nasdaq National Market.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 4, 2005

PROSPECTUS

METHODE ELECTRONICS, INC.

623,526 Shares of Common Stock

     This prospectus covers 623,526 shares of common stock of Methode Electronics, Inc., a Delaware corporation (“Methode” or “the Company”), that were issued on March 16, 2005 in connection with our acquisition of Cableco Technologies Corporation (“Cableco”). The persons listed as “Selling Stockholders” in this prospectus may sell the shares of common stock offered by this prospectus from time to time in transactions on the open market or in negotiated transactions, in each case at prices satisfactory to them.

     We are not offering any shares under this prospectus and will not receive any of the proceeds from the sale of these shares. The selling stockholders will bear all sales commissions and similar expenses. All other expenses in connection with this registration will be borne by us.

     Our common stock is traded on the Nasdaq National Market under the symbol “METH.” On March 31, 2005, the closing sale price for our common stock as reported on the Nasdaq National Market was $12.11 per share.

     SEE “RISK FACTORS” BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 4, 2005

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

     Whenever we refer to “Methode,” “the Company,” “the Registrant,” “we,” “our,” or “us” in this prospectus, we mean Methode Electronics, Inc. and its subsidiaries, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of the applicable securities.

METHODE ELECTRONICS, INC.

     Methode Electronics, Inc. manufactures component devices worldwide for Original Equipment Manufacturers (“OEMs”) of automobiles, information processing and networking equipment, voice and data communication systems, consumer electronics, aerospace vehicles and industrial equipment. Our products employ electrical, electronic and optical technologies as sensors, interconnections and controls. Our business is managed on a technology product basis, with those technology segments being Electronic, Optical and Other. The business units whose results are identified in the Electronic segment principally employ electronic processes to control and convey signals. The business units whose results are identified in the Optical segment principally employ light to control and convey signals. The Other segment includes a manufacturer of current-carrying bus devices and independent laboratories that provide services for qualification testing and certification of electronic and optical components.

     We were incorporated in Illinois in 1946 and reincorporated in Delaware in 1966. Our principal executive offices are located at 7401 West Wilson Avenue, Chicago, Illinois 60706, our telephone number is (708) 867-6777 and our website is located at www.methode.com. Information on our website is not a part of this prospectus.

     On March 16, 2005, we purchased certain business assets of Cableco Technologies Corporation. The consideration for this transaction included 623,526 shares of our common stock which were issued to the former owners of Cableco (the “Selling Stockholders”) at closing. The parties have provided that all such shares are to be held by Methode and released in tranches to the Selling Stockholders upon the satisfaction of certain conditions or contingencies as follows: (i) completion and agreement upon the post-closing balance sheet; (ii) upon relocation of certain business operations to Mexico; and (iii) the meeting of certain revenue and profit targets at various intervals over the succeeding four year period. There is a possibility that if certain of these revenue and profit targets are not met, some shares will be forfeited back to Methode.

FORWARD-LOOKING STATEMENTS

     This prospectus contains and incorporates by reference forward looking statements within the meaning of Section 27A of the Securities Act of 1934 and Section 21E of the Exchange Act of 1934, including statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “intends,” “projects,” “predicts,” “target,” “goal,” “objectives,” “potential,” or “continue” or the negative of these terms or other comparable terminology. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy and completeness of such statements.

     Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures we make in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and Current Reports on Form 8-K filed with the SEC. See “Incorporation of Certain Documents by Reference.” We provide a cautionary discussion of selected risks and uncertainties regarding an investment in our common stock under “Risk Factors” included elsewhere in this prospectus. However, other factors besides those listed there could also adversely affect us.

RISK FACTORS

     Before you invest in our common stock, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to purchase our common stock. The risks set out below are not the only risks we face.

     If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

     Our business is highly dependent upon two large automotive customers and specific makes and models of automobiles. Therefore, our financial results will be subject to many of the same risks that apply to the automotive industry, such as general economic conditions, interest rates and consumer spending patterns.

     A significant portion of the balance of our business relates to the computer and telecommunication industries which are subject to many of the same risks facing the automotive industry as well as fast-moving technological change.

     Other factors which may result in materially different results for future periods include actual performance in our various markets; operating costs; currency exchange rates and devaluations; delays in development, production and marketing of new products; and other factors set forth from time to time in our reports filed with the Securities and Exchange Commission.

     Our components are found in the primary end markets of the automotive, communications (including information processing and storage, networking equipment, wireless and terrestrial voice/data systems), aerospace, rail and other transportation industries; and the consumer and industrial equipment markets. Recent trends in the industries that we serve and that could impact our business include:

increasing pressure by automobile manufacturers on automotive suppliers to reduce selling prices;

market share gains of North American subsidiaries of foreign-based automobile manufacturers;

more automotive supplier-funded design, engineering and tooling costs previously funded directly by the automobile manufacturers; and

continued customer migration to low-cost Eastern European and Asian suppliers.

     The continued price erosion in the fiber optic and copper cable assembly business as well as sales lost to lower-cost Eastern European and Asian suppliers had rendered our copper cable assembly facility in Ireland and our fiber optic manufacturing facility in the United Kingdom unsustainable. In the second half of fiscal 2004, we transferred a portion of the fiber optic cable business to our Czech Republic facility and closed the plants in Ireland and the United Kingdom resulting in a net charge to earnings of $1.4 million. In an effort to better compete with low-cost manufacturers and expand our business in the Asian marketplace, we have transferred production from our Singapore facility to our new Shanghai, China plant. Singapore will remain our Asia-Pacific Headquarters and also house sales, design engineering and finance operations.

     During fiscal 2004, we successfully completed our strategic plan to establish a more conventional corporate governance structure by eliminating our dual-class stock structure and vesting control of the Company in its owners in proportion to their investments in the Company. We used $25.8 million of cash to purchase and eliminate all of our outstanding Class B common stock. In addition, we incurred a net charge to fiscal 2004 earnings of $2.6 million for costs associated with this transaction and a related unsolicited tender offer for our Class B common stock.

USE OF PROCEEDS

     The shares of common stock are being registered by this registration statement to enable the Selling Stockholders to publicly sell these shares if they choose to do so in the future. The Company will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

SELLING STOCKHOLDERS

     The following table sets forth as of March 16, 2005 certain information regarding the beneficial ownership of our common stock by the following persons (the “Selling Stockholders”). Except as provided below, the Selling Stockholders shown in the table have sole voting and investment power with respect to the shares.

					Percent of
					Shares of
				Number of	Common
	Number of	Percent of		Shares	Stock
	Shares of	Shares of		Remaining	Outstanding
	Common Stock	Common	Number of	if All Shares	if All Shares
	Beneficially	Stock	Shares Being	Registered	Registered
Name	Owned	Outstanding	Registered	Are Sold	Are Sold
Arthur Bronk	311,763	*	311,763	0	0%
Kevin D’Or	73,070	*	73,070	0	0%
Keith Carver	73,070	*	73,070	0	0%
J. Scott Ellis	73,069	*	73,069	0	0%
Sandy Fasnacht	19,486	*	19,486	0	0%
James Caviglia	18,267	*	18,267	0	0%
Dennis Wagner	18,267	*	18,267	0	0%

Percent of
Shares of
				Number of	Common
	Number of	Percent of		Shares	Stock
	Shares of	Shares of		Remaining	Outstanding
	Common Stock	Common	Number of	if All Shares	if All Shares
	Beneficially	Stock	Shares Being	Registered	Registered
Name	Owned	Outstanding	Registered	Are Sold	Are Sold
Charles Poiter	18,267	*	18,267	0	0%
Jack Douglas	18,267	*	18,267	0	0%

*	Less than one percent.

PLAN OF DISTRIBUTION

     We have been advised by the Selling Stockholders named in this prospectus that they may sell all or a portion of their shares of our common stock listed under Selling Stockholders above, subject to the resale restrictions described below. The Selling Stockholders may sell their shares at market prices, prices related to the then prevailing market price, or negotiated prices. The Selling Stockholders may sell pursuant to one or more of the following methods:

over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus; and

privately negotiated transactions.

     In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. We will not pay any expenses incident to the offering and sale to the public of shares by the selling stockholders, including commissions, legal fees and similar expenses.

     We intend to de-register any of the shares not sold by the selling stockholders five years from closing on or about March 16, 2010. At such time, however, any unsold shares may be freely tradable subject to compliance with Rule 144 of the Securities Act of 1933.

DESCRIPTION OF CAPITAL STOCK

     The Certificate of Incorporation of the Company presently provides that the Company has authority to issue 100,000,000 shares of common stock, $0.50 par value and 50,000 shares of preferred stock, $100.00 par value.

LEGAL MATTERS

     The validity of the common stock offered by this prospectus will be passed upon for us by Lord, Bissell & Brook LLP, Chicago, Illinois.

EXPERTS

     The consolidated financial statements of Methode Electronics, Inc. incorporated by reference in Methode Electronics Inc.’s Annual Report (Form 10-K) for the year ended April 30, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the internet at the SEC’s web site at www.sec.gov. You may also read and copy any documents we file at the SEC’s Public Reference Rooms in Washington, D.C., New York, New York and Chicago, Illinois. The Public Reference Room in Washington D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms.

     This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all the information set forth in the registration statement. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, as amended, including exhibits, at the SEC’s public reference facilities or website. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to “incorporate by reference” into this prospectus the information we filed with the SEC. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this prospectus until the termination of this offering.

Annual Report on Form 10-K filed on July 13, 2004 for the fiscal year ended April 30, 2004.

Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2004, filed on September 9, 2004.

Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2004, filed on December 8, 2004.

Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2005, filed on March 11, 2005.

Current Report on Form 8-K filed on September 2, 2004.

Current Report on Form 8-K filed on September 9, 2004.

Current Report on Form 8-K filed on September 17, 2004.

Current Report on Form 8-K filed on December 2, 2004.

Current Report on Form 8-K filed on December 7, 2004.

Current Report on Form 8-K filed on December 16, 2004.

Current Report on Form 8-K filed on March 3, 2005.

Current Report on Form 8-K filed on March 17, 2005.

The description of our common stock contained in our Registration Statement on Form 8-A/A filed on January 14, 2004, under Section 12(g) of the Exchange Act.

     You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also request a copy of the registration statement and the above filings, at no cost, by writing or telephoning us at the following address:

Investor Relations
Methode Electronics, Inc.
7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee.

Securities and Exchange Commission registration fee	$890
Transfer agent’s fees and expenses	$1,000
Printing expenses	$1,000
Legal fees and expenses	$3,000
Accounting fees and expenses	$5,000
Miscellaneous expenses	$1,000

Total	$11,890

ITEM 15 Indemnification of Directors and Officers

     Pursuant to the Registrant’s Restated Certificate of Incorporation, the Registrant shall indemnify and hold harmless, to the fullest extent authorized by Delaware General Corporation Law, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided below with respect to proceedings to enforce rights to indemnification, the Registrant shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Registrant.

     The right to indemnification described in the preceding paragraph includes the right to be paid by the Registrant the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Registrant of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses.

     The rights to indemnification and to the advancement of expenses described in the preceding paragraphs are contract rights. If a claim under either of the preceding paragraphs is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the Registrant shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement or expenses hereunder, or by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the Registrant.

     No director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the provisions described in this paragraph by the stockholders of the Registrant shall be prospective only, and shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

     Section 145 of the Delaware General Corporation Law grants companies broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act.

ITEM 16	Exhibits

4.1	Form of Common Stock Certificate (1)

4.2	Article IV of the Registrant’s Restated Certificate of Incorporation (2)

4.3	Statement of Registration Rights

5.1	Opinion of Lord, Bissell & Brook LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Lord, Bissell & Brook LLP(contained within Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to the Registrant’s Form 8-A/A filed April 1, 2005 (contained therein as Exhibit 2.4).

(2)	Incorporated by reference to the Registrant’s Form 8-K filed January 9, 2004 (contained therein as Exhibit 99.1).

ITEM 17 Undertakings

     (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 4, 2005.

METHODE ELECTRONICS, INC.
By:	/s/ DONALD W. DUDA
Donald W. Duda
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald W. Duda and Douglas A. Koman and each of them with power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME AND CAPACITY	DATE
/s/ WARREN L. BATTS Warren L. Batts	April 4, 2005
Chairman of the Board

/s/ DONALD W. DUDA Donald W. Duda	April 4, 2005
Chief Executive Officer and President, Director

/s/ DOUGLAS A. KOMAN Douglas A. Koman	April 4, 2005
Vice President, Corporate Finance and Chief
Financial Officer

NAME AND CAPACITY	DATE
/s/ ROBERT J. KUEHNAU Robert J. Kuehnau	April 4, 2005
Vice President, Controller and Treasurer

/s/ J. EDWARD COLGATE J. Edward Colgate	April 4, 2005
Director

/s/ DARREN M. DAWSON Darren M. Dawson	April 4, 2005
Director

/s/ ISABELLE C. GOOSSEN Isabelle C. Goossen	April 4, 2005
Director

/s/ CHRISTOPHER J. HORNUNG Christopher J. Hornung	April 4, 2005
Director

/s/ PAUL G. SHELTON Paul G. Shelton	April 4, 2005
Director

/s/ LAWRENCE B. SKATOFF Lawrence B. Skatoff	April 4, 2005
Director

/s/ GEORGE S. SPINDLER George S. Spindler	April 4, 2005
Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Form of Common Stock Certificate (1)

4.2	Article IV of the Registrant’s Restated Certificate of Incorporation (2)

4.3	Statement of Registration Rights

5.1	Opinion of Lord, Bissell & Brook LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Lord, Bissell & Brook LLP(contained within Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to the Registrant’s Form 8-A/A filed April 1, 2005 (contained therein as Exhibit 2.4).

(2)	Incorporated by reference to the Registrant’s Form 8-K filed January 9, 2004 (contained therein as Exhibit 99.1).